UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

POST PROPERTIES, INC.

POST APARTMENT HOMES, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FREQUENTLY ASKED QUESTIONS

MAA and Post Properties Merger

FAQs provided on August 15, 2016 to all MAA and Post Associates

How will this merger benefit both companies?

The merger will create the largest publicly traded apartment company focused on rapidly-growing Sunbelt markets. The combined company will have approximately 105,000 apartment units in 317 communities. The combined equity market capitalization of MAA will be approximately $12 billion and the total enterprise value will be approximately $17 billion. The enhanced scale of the combined operating platform will over time enable more operating efficiencies. Additionally, while MAA and Post share many of the same markets, in many cases we serve different submarkets. Broadening the rental market we collectively serve will further diversify and balance our future earnings profile. By merging the two companies we will further enhance our ability to exceed the expectations of our residents and shareholders, as well as offer expanded opportunities and a rewarding culture for all associates.

Who is MAA?

MAA is a leading apartment REIT headquartered in Memphis, TN with an impressive track record of success spanning more than 20 years. Established in 1977, the company became publicly-traded in January of 1994 under the name Mid-America Apartment Communities. Rebranded as MAA in 2011, the company now employs over 2,000 associates and owns/operates 80,846 apartment homes in 256 communities across 15 states.

MAA’s mission is to deliver superior service and value for its residents, employees and shareholders. MAA refers to this as creating “A Brighter View.”

MAA’s Brighter View Statement

MAA is committed to remaining true to our rich tradition of service to each other, to our residents and to our shareholders.

MAA’s Core Values

We are proud to be people serving people by…

¡	Appreciating the uniqueness of each individual
¡	Communicating openly and with integrity
¡	Embracing opportunities
¡	Doing the right thing at the right time for the right reasons

For more information about MAA, visit www.maac.com.

Who is Post?

Post Properties is a highly-regarded, publicly-traded apartment REIT based in Atlanta, GA with a focus on developing and operating modern luxury apartment communities in the most sought-after locations in the Southeast. Established in 1971, the company became publicly-traded in 1993 and now employs more than 600 people in ten markets with ownership in 24,162 units in 61 apartment communities.

Post’s Purpose Statement

We create places and moments that make a difference.

Post’s Core Values

We are professionals. We take pride and ownership in:

¡	Doing what’s right
¡	Challenging ourselves to find a better way
¡	Focusing on the details and delivering our best
¡	Working together with care and respect
¡	Making communities better places to be

For more information about Post, visit www.postproperties.com.

What will the combined company be named and where will the headquarters be located?

The company will continue to be named MAA and will be based in Memphis, TN.

Who will be the executive leadership for the combined company?

Eric Bolton will continue in his role as Chairman and CEO of MAA. Three of Post’s directors will be joining MAA’s current Board of Directors.

MAA’s executive team members (including Al Campbell, EVP & CFO; Tom Grimes, EVP & COO; Rob DelPriore, EVP & General Counsel; Melanie Carpenter, SVP & CHRO; and Brad Hill, SVP & Director of Multifamily Investing) will remain in their current roles.

Post’s development capabilities complement MAA’s investment platform, and the Post development and construction teams are expected to play a leading role in growing the development pipeline over time. After the closing, the development and construction teams will remain based in Atlanta, GA, and Dallas, TX. The combined company will maintain a significant presence in Atlanta.

Will the company culture change as a result of the merger?

As evidenced by the emphasis on service in MAA’s Brighter View and Post’s Purpose Statement, the culture of the combined company will not change as a result of the merger. Post and MAA share common Core Values. With a culture that appreciates the essential product and service we provide to the rental housing market, and a deep appreciation of the role that our associates play in directly serving our residents, we will remain grounded in supporting each other as a team and collectively working to exceed the expectations of those we serve.

Will the Post brand for properties remain? Will the name of my property change?

MAA sees tremendous value and respects the quality reputation developed over many years in the Post brand. We expect the Post name will continue with the properties currently branded as such. Beyond that, we will be spending time over the next few months developing an approach to adopting the best practices and branding value inherent in both Post and MAA in order to create one cohesive brand message.

Will there be opportunities to meet the MAA executive leadership team of the combined company?

Yes, we are excited to visit Post’s properties in key markets and visit with as many associates as possible over the coming weeks.

How will this transaction impact me and what can I expect until the transaction is closed?

The merger is expected to close in the fourth quarter, and will be voted on by shareholders of both companies. Until the closing, we will be conducting business as usual and operating as two separate companies.

We are committed to keeping you informed as we evaluate and consider the best approaches to policies and practices going forward. We are counting on each of you to focus on fulfilling current responsibilities and achieving performance goals to finish the year strong.

Do you anticipate any position eliminations as a result of this transaction?

When combining two independent companies, it is inevitable that there will be some overlap in job functions and responsibilities. There is still a lot to work through over the coming weeks and months and it is too soon to tell which positions will be affected or exactly what changes will occur. We do not expect changes to the staffing models at the community level as a result of the merger; however we do anticipate some positions at both companies will be eliminated at the corporate and multisite levels.

Please be assured that we will work quickly to evaluate and assess which positions in the combined company may be eliminated. We are committed to communicating our decisions promptly and treating all associates fairly. If your position is eliminated, you may be asked to assume different responsibilities or be eligible to apply for open positions for which you are qualified. In any event, we will communicate the information in a timely manner and with sensitivity for each unique situation. Treating our associates with respect and fairness is a cornerstone principle at both MAA and Post.

If a position is eliminated as a result of the merger, will severance pay be offered to those affected?

Yes, associates will be eligible to receive severance pay in accordance with longstanding policies at both companies.

Will there be changes to my salary, incentive/commission/bonus opportunities and benefits?

MAA’s and Post’s current compensation and incentive programs will continue in place until the merger closing date. We will spend time reviewing all compensation, benefits, and incentive opportunities with both companies and evaluate the best approach for our compensation and benefits programs as a combined company.

Your current hire date with MAA or Post will be considered your date of service with the combined company.

Will I have to reapply or be rescreened in order to keep my position in the new company?

We hope to be able to transition all associates over to the new company using the previous background and screening process.

Will I have to move to keep my job?

The vast majority of our positions will not require a move. As we review the multisite and corporate positions there may be a few that require relocation.

I have vacation or personal days I planned to take off. Is there any requirement or need to change plans?

Your approved plans for time off should not be affected. All time off requests should continue to be submitted to your manager and are subject to approval based on business needs.

What happens to my associate apartment lease discount?

While both MAA and Post have an associate apartment lease discount program, the terms of the programs are slightly different. Your existing discount will continue through the term of your current lease as we evaluate both programs. If policy changes are made, they would take effect upon lease renewal.

What can I tell our residents or vendors about this transaction?

Until the merger closing date, it will be business as usual. Please let residents know that there will be very few changes that affect them and that the current high level of service will continue. We are committed to ensuring our associates have the information and resources needed to effectively run their properties and provide service to our residents, and we will keep you informed of any considerations or changes that may affect our residents or vendors. We are counting on each of you to serve our residents with your usual compassion and professionalism during this transition.

Who do I notify if I have an emergency on site?

No changes are necessary as a result of this announcement. Please continue using your current emergency contact process. We will update this process before the merger closes.

I have a major capital improvement project scheduled to begin soon, should I hold off or proceed?

For capital projects please go ahead as planned and follow the current procedures.

I know a few associates at Post (or MAA); should I reach out to them or stop by their property?

We are coordinating communication between the companies through both companies’ executive leadership teams and will keep you posted on our plans to make introductions, conduct group meetings and create similar opportunities for everyone to meet. Initially, there is no particular need for outreach although we certainly appreciate and understand that existing relationships or friendships exist across company lines and we certainly want those to continue (and grow!). As we begin the process of formally integrating operations and combining all the various activities associated with running one company, we will certainly create ample opportunity for everyone to meet.

Who do I contact with any questions? How will I receive updates on the merger?

We plan to offer several opportunities for you to ask questions and receive updates throughout this process by hosting meetings and providing written communications. If you have a question you would like us to answer, please submit it to the following email address: MAAQ&A@maac.com. As we receive questions from you, we will continue to share FAQ communications and responses to your questions by using Access MAA and Post’s NEXUS.

How should I handle media inquiries for information regarding the merger?

According to MAA’s media handling policy, only an official spokesperson from MAA corporate offices or the property manager if duly instructed should answer inquiries from the media on behalf of MAA. Please refer any inquiries from reporters or other requests for information to Jennifer Patrick, Investor Relations with MAA at 901-435-5371 or jennifer.patrick@maac.com.

Until the merger closes, any media inquiries directed to Post should be forwarded to Dave Stockert at 404-846-6166 or dave.stockert@postproperties.com.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which MAA and Post Properties, Inc. operate and beliefs of and assumptions made by MAA management and Post Properties, Inc. management, involve uncertainties that could significantly affect the financial results of MAA or Post Properties, Inc. or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger between MAA and Post Properties, Inc., including future financial and operating results, the attractiveness of the value to be received by Post shareholders, and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of either company or business (iii) increased or unanticipated competition for the companies’ properties, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) the potential liability for the failure to meet regulatory requirements, including the maintenance of REIT status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger and the timing of the closing of the merger, and (ix) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by MAA and Post Properties, Inc. from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither MAA nor Post Properties, Inc. undertakes any duty to update any forward-looking statements appearing in this communication.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

In connection with the proposed transaction, MAA expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of MAA and Post Properties, Inc. that also constitutes a prospectus of MAA, which joint proxy statement/prospectus will be mailed or otherwise disseminated to MAA and Post Properties, Inc. shareholders when it becomes available. MAA and Post Properties, Inc. also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by MAA and Post Properties, Inc. with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by MAA with the SEC will be available free of charge on MAA’s website at www.maac.com or by emailing MAA Investor Relations at investor.relations@maac.com or contacting Tim Argo, Senior Vice President, Finance at 866-576-9689. Copies of the documents filed by Post Properties, Inc. with the SEC will be available free of charge on Post Properties, Inc.’s website at www.postproperties.com or by contacting Polly Butler, Investor Relations at 404-846-5022.

MAA and Post Properties, Inc. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about MAA’s executive officers and directors in MAA’s definitive proxy statement filed with the SEC on April 14, 2016 in connection with its 2016 annual meeting of shareholders and in Form 4s of MAA’s directors and executive officers filed with the SEC. You can find information about Post Properties, Inc.’s executive officers and directors in Post Properties, Inc.’s definitive proxy statement filed with the SEC on April 12, 2016 in connection with its 2016 annual meeting of shareholders and in Form 4s of Post Properties, Inc.’s directors and executive officers filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from MAA or Post Properties, Inc. using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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